Exhibit 32.1

Certification Pursuant to

18 U. S. C. Section 1350

As Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

I, Larry F. Mazza, certify, as of the dates hereof, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that the quarterly report of MVB Financial Corp. on Form 10-Q for the quarterly period ended March 31, 2015 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such Form 10-Q fairly presents in all material respects the financial condition and results of operations of MVB Financial Corp. at the dates and for the periods indicated.

Date: May 8, 2015

/s/ Larry F. Mazza
Larry F. Mazza
Chief Executive Officer & President

A signed original of this written statement required by Section 906 has been provided to MVB Financial Corp. and will be retained by MVB Financial Corp. and furnished to the Securities and Exchange Commission or its staff upon request.